Exhibit 5.1

                 [Sonnenschein Nath & Rosenthal LLP Letterhead]


                                                     February 7, 2005



Emtec, Inc.
572 Whitehead Road
Trenton, New Jersey 08619

          Re: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     In our  capacity as counsel to Emtec,  Inc.,  a Delaware  corporation  (the
"Company"), we have been asked to render this opinion in connection with a registration statement on Form S-8 (the "Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering 1,000,000 shares (the "Option Shares") of the Company's common stock, par value $0.10 per share. The Option Shares are issuable upon the exercise of options which have been granted or which may be granted subsequent hereto pursuant to the Company's 1996 Stock Option Plan (the "Option Plan").

     In connection with rendering this opinion, we have examined and are familiar with the Company's Certificate of Incorporation, as amended, the Company's Amended and Restated By-Laws, the Option Plan, the Registration Statement, corporate proceedings of the Company relating to the Option Plan and such other instruments and documents as we have deemed relevant under the circumstances.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

     Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Option Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Option Plan, will be duly and validly issued and fully paid and non-assessable.

     The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting same) and does not purport to express any opinion on the laws of any other jurisdiction.

     We hereby consent to the use of our opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

                                         Very truly yours,

                                         SONNENSCHEIN NATH & ROSENTHAL LLP



                                         By:  /s/ Ira Roxland
                                            ------------------------------
                                               A Member of the Firm